Exhibit 99.1

Ponce Financial Group, Inc. Reports Second Quarter 2023 Results

NEW YORK, July 28, 2023 - Ponce Financial Group, Inc., (the “Company”) (NASDAQ: PDLB), the holding company for Ponce Bank (the “Bank”), today announced results for the second quarter of 2023.

Second Quarter 2023 Highlights (Compared to Prior Periods):

•
Net loss of ($0.1) million, or $0.00 per diluted share for the three months ended June 30, 2023, as compared to net income of $0.3 million, or $0.01 per diluted share for the three months ended March 31, 2023 and net income of $0.8 million, or $0.03 per diluted share for the three months ended June 30, 2022.
•
Included in the ($0.1) million of net loss for the second quarter of 2023 results is $31.1 million in interest and dividend income and $1.5 million in non-interest income, offset by a $17.1 million in non-interest expense and $14.8 million in interest expense.
•
Net interest income of $16.3 million for the second quarter of 2023 increased $1.0 million, or 6.80%, from the prior quarter and $0.8 million, or 5.13%, from the same quarter last year.
•
Net interest margin was 2.65% for the second quarter of 2023, decreased from 2.75% for the prior quarter and from 3.92% for the same quarter last year.
•
Cash and equivalents were $243.8 million as of June 30, 2023, an increase of $189.4 million, or 348.47%, from December 31, 2022, as we decided to keep ample sources of liquidity at hand while taking advantage of the positive spread between our interest bearing overnight deposits at the Fed and borrowing costs under the Bank Term Funding Program ("BTFP").
•
Securities totaled $605.7 million as of June 30, 2023, a decrease of $34.7 million, or 5.59%, from December 31, 2022 primarily due to a call on one of the securities amounting to $10.0 million and regular principal payments.
•
Net loans receivable were $1.70 billion as of June 30, 2023, an increase of $201.9 million, or 13.52%, from December 31, 2022.
•
Deposits were $1.44 billion as of June 30, 2023, an increase of $189.6 million, or 15.14%, from December 31, 2022.

President and Chief Executive Officer’s Comments

Carlos P. Naudon, Ponce Financial Group’s President and CEO, stated “Despite the challenges we face, we’re thrilled to have started our share buy-back program during the second quarter of 2023. As of June 30, 2023, we have purchased 615,948 shares at an average price of $8.44 per share, well below our book value of $10.94 per common share. Our book value per common share also increased by $0.04 per share during the quarter. We also saw our stock added to the Russell 3000 index which increases the exposure and liquidity of our stock."

"We continue to show strong levels of capital and liquidity. On the capital front, our total capital ratio at Ponce Bank stands at 26.30%, well in excess of regulatory requirements. In terms of liquidity, our liquid assets plus borrowing capacity at the Federal Home Loan Bank of New York ("FHLBNY") stand at $817 million, more than two and a half times of our uninsured deposits of $325 million."

"As previously announced, we were awarded a grant of $3.7 million from the U.S. Treasury as part of the Community Development Financial Institution (“CDFI”) Equitable Recovery Program which we expect to receive during the third quarter of 2023."

"We remain committed to the communities we serve, our Minority Depository Institution (“MDI”)/CDFI status and to continue to invest in our people and in technology to improve our efficiency".

Executive Chairman’s Comment

Steven A. Tsavaris, Ponce Financial Group’s Executive Chairman added “While the increase in rates will continue to put pressure on growth, we were able to organically grow our loans and deposits during the quarter. The US economy continues to show resiliency and credit conditions remain strong. Our credit metrics improved during the quarter with nonperforming loans ratios declining quarter over quarter and year over year."

Selected performance metrics are as follows (refer to “Key Metrics” for additional information):

	At or for the Three Months Ended
	June 30,	March 31,	December 31,	September 30,	June 30,
Performance Ratios (Annualized):	2023	2023	2022	2022	2022
Return on average assets (1)	(0.01%)	0.06%	(1.62%)	(2.80%)	0.17%
Return on average equity (1)	(0.07%)	0.27%	(7.28%)	(11.25%)	1.01%
Net interest rate spread (1) (2)	1.66%	1.78%	2.13%	3.08%	3.67%
Net interest margin (1) (3)	2.65%	2.75%	2.97%	3.59%	3.92%
Non-interest expense to average assets (1)	2.65%	2.79%	2.78%	4.83%	3.73%
Efficiency ratio (4)	96.15%	95.88%	94.95%	132.46%	93.77%
Average interest-earning assets to average interest- bearing liabilities	141.14%	148.20%	152.30%	162.67%	158.80%
Average equity to average assets	19.21%	20.91%	22.32%	24.90%	17.32%

	At or for the Three Months Ended
	June 30,	March 31,	December 31,	September 30,	June 30,
Capital Ratios (Annualized):	2023	2023	2022	2022	2022
Total capital to risk weighted assets (Bank only)	26.30%	27.54%	30.53%	33.39%	36.00%
Tier 1 capital to risk weighted assets (Bank only)	25.05%	26.28%	29.26%	32.13%	34.75%
Common equity Tier 1 capital to risk-weighted assets (Bank only)	25.05%	26.28%	29.26%	32.13%	34.75%
Tier 1 capital to average assets (Bank only)	17.95%	19.51%	20.47%	22.91%	28.79%

	At or for the Three Months Ended
	June 30,	March 31,	December 31,	September 30,	June 30,
Asset Quality Ratios (Annualized):	2023	2023	2022	2022	2022
Allowance for loan losses as a percentage of total loans	1.64%	1.77%	2.27%	1.77%	1.31%
Allowance for loan losses as a percentage of nonperforming loans	167.06%	149.73%	252.33%	118.43%	94.05%
Net (charge-offs) recoveries to average outstanding loans (1)	(0.41%)	(0.57%)	(0.85%)	(0.52%)	(0.05%)
Non-performing loans as a percentage of total gross loans	0.98%	1.18%	0.90%	1.50%	1.39%
Non-performing loans as a percentage of total assets	0.63%	0.76%	0.59%	0.97%	0.90%
Total non-performing assets as a percentage of total assets	0.63%	0.76%	0.59%	0.97%	0.90%
Total non-performing assets and accruing troubled debt restructured loans as a percentage of total assets	0.83%	0.93%	0.78%	1.16%	1.14%

(1)
Annualized where appropriate.
(2)
Net interest rate spread represents the difference between the weighted average yield on interest-earning assets and the weighted average rate of interest-bearing liabilities.
(3)
Net interest margin represents net interest income divided by average total interest-earning assets.
(4)
Efficiency ratio represents noninterest expense divided by the sum of net interest income and noninterest income.

Summary of Results of Operations

Net loss for the three months ended June 30, 2023 was ($0.1) million compared to net income of $0.3 million for the three months ended March 31, 2023 and net income of $0.8 million for the three months ended June 30, 2022. The decrease of net income for the three months ended June 30, 2023 compared to the three months ended March 31, 2023 was attributed mainly to increases in provision for credit loss and non-interest expense and a decrease in non-interest income, partially offset by an increase in net interest income. The decrease of net income for the three months ended June 30, 2023 compared to the three months ended June 30, 2022 was largely due to a decrease in non-interest income and an increase in non-interest expense, partially offset by an increase net interest income.

Net income for the six months ended June 30, 2023 was $0.2 million compared to a net loss of ($6.0) million for the six months ended June 30, 2022. The increase in net income was attributable to decreases in non-interest expense and provision for credit losses, partially offset by decreases in net interest income and non-interest income.

Net Interest Income and Net Margin

Net interest income for the three months ended June 30, 2023, was $16.3 million compared to $15.2 million for the three months ended March 31, 2023 and $15.5 million for the three months end June 30, 2022. This increase is largely explained by an increase in interest and dividend income, offset by an increase in interest expenses due to higher interest rates. Included in net interest income are the effects of our borrowings under the Bank Term Funding Program (BTFP). Our average borrowing cost under the program is 4.45% while our deposit at the Fed account yields 5.15% as of June 30, 2023. The BTFP has a maturity of one year and allows for prepayment with no penalty.

Net interest margin was 2.65% for the three months ended June 30, 2023 compared to 2.75% for the prior quarter, a decrease of 10bps and 3.92% for the same period last year, a decrease of 127bps. The decrease in net interest margin was a result of an increase in the cost of funds driven by higher interest rates.

Non-interest Income

Non-interest income for the three months ended June 30, 2023, was $1.5 million, a decrease of $0.3 million, or 17.98%, compared to the three months ended March 31, 2023 and a decrease of $0.7 million, or 31.53%, compared to the three months ended June 30, 2022.

The $0.3 million decrease in non-interest income for the three months ended June 30, 2023 compared to the three months ended March 31, 2023 was related to a prepayment fee reported in the prior quarter.

The $0.7 million decrease in non-interest income for the three months ended June 30, 2023 compared to the three months ended June 30, 2022 was attributable to decreases of $0.7 million in loan origination fees, $0.2 million in brokerage commission and $0.1 million in income on sale of mortgage loans, partially offset by increases of $0.2 million in late and prepayment charges and $0.1 million in other non-interest income.

Non-interest income for the six months ended June 30, 2023, was $3.3 million, a decrease of $1.1 million, or 24.84%, compared to the six months ended June 30, 2022. The $1.1 million decrease from the six months ended June 30, 2022 was attributable to decreases of $1.3 million in loan origination, $0.5 million in brokerage commission and $0.4 million in income on sale of mortgage loans, partially offset by increases of $0.9 million in late and prepayment charges, $0.2 million in other non-interest income and $0.1 million in service charges and fees.

Non-interest Expense

Non-interest expense for the three months ended June 30, 2023, was $17.1 million, an increase of $0.7 million, or 4.45%, compared to the three months ended March 31, 2023 and an increase of $0.5 million, or 3.15%, compared to the three months ended June 30, 2022.

The $0.7 million increase from the three months ended March 31, 2023 was mainly attributable to a decrease of $0.6 million in consumer microloan recoveries, increases of $0.4 million in professional fees, $0.2 million in marketing and promotional expenses and $0.2 million in occupancy and equipment, offset by a decrease of $0.5 million in provision for contingencies.

The $0.5 million increase from the three months ended June 30, 2022 was attributable to increases of $0.5 million in compensation and benefits, $0.5 million in occupancy and equipment, $0.5 million in provision for contingencies, $0.4 million in data processing expenses, $0.3 million marketing and promotional expenses and $0.2 million in professional fees, offset by a $1.5 million charge in the prior year period and a $0.4 million recovery in the current year period related to Grain.

Non-interest expense for the six months ended June 30, 2023, was $33.5 million, a decrease of $11.2 million, or 25.07%, compared to the six months ended June 30, 2022. The $11.2 million decrease of non-interest expense from the six months ended June 30, 2022 was attributable to a $9.6 million consumer microloan write-off during the corresponding period last year, compared with $1.3 million of consumer microloan recoveries during the six months ending June 30, 2023 and a $5.0 million contribution to the Ponce De Leon Foundation during the six months ended June 30, 2022.

Balance Sheet Summary

Total assets increased $360.0 million, or 15.57%, to $2.67 billion as of June 30, 2023 from $2.31 billion as of December 31, 2022. The increase in total assets is largely attributable to increases of $201.9 million in net loans receivable, $189.4 million in cash and cash equivalents, $8.1 million in mortgage loans held for sale and $1.9 million in other assets, offset by decreases of $28.9 million in held-to-maturity securities, $5.8 million in available-for-sale securities, and $5.5 million in Federal Home Loan Bank of New York stock.

Total liabilities increased $362.2 million, or 19.91%, to $2.18 billion as of June 30, 2023 from $1.82 billion as of December 31, 2022. The increase in total liabilities was largely attributable to increases of $189.6 million in deposits and $164.7 million in borrowings.

Total stockholders’ equity decreased $2.2 million, or 0.45%, to $490.5 million as of June 30, 2023, from $492.7 million as of December 31, 2022. This decrease in stockholders’ equity was largely attributable to $5.2 million in share repurchases, partially offset by increases in equity of $1.1 million as a result of implementation of CECL, $0.8 million in share-based compensation, $0.6 million in ESOP, $0.3 million in other comprehensive income related to improved valuation of securities and $0.2 million in net income.

About Ponce Financial Group, Inc.

Ponce Financial Group, Inc. is the holding company for Ponce Bank. Ponce Bank is a Minority Depository Institution, a Community Development Financial Institution, and a certified Small Business Administration lender. Ponce Bank’s business primarily consists of taking deposits from the general public and to a lesser extent alternative funding sources and investing those funds, together with funds generated from operations and borrowings, in mortgage loans, consisting of 1-4 family residences (investor-owned and owner-occupied), multifamily residences, nonresidential properties, construction and land, and, to a lesser extent, in business and consumer loans. Ponce Bank also invests in securities, which consist of U.S. Government and federal agency securities and securities issued by government-sponsored or government-owned enterprises, as well as, mortgage-backed securities, corporate bonds and obligations, and Federal Home Loan Bank stock.

Forward Looking Statements

Certain statements herein constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act and are intended to be covered by the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements may be identified by words such as “believes,” “will,” “would,” “expects,” “project,” “may,” “could,” “developments,” “strategic,” “launching,” “opportunities,” “anticipates,” “estimates,” “intends,” “plans,” “targets” and similar expressions. These statements are based upon the current beliefs and expectations of management and are subject to significant risks and uncertainties. Actual results may differ materially from those set forth in the forward-looking statements as a result of numerous factors. Factors that could cause such differences to exist include, but are not limited to, adverse conditions in the capital and debt markets and the impact of such conditions on business activities; changes in interest rates; competitive pressures from other financial institutions; the effects of general economic conditions on a national basis or in the local markets in which Ponce Bank operates, including changes that adversely affect borrowers’ ability to service and repay Ponce Bank’s loans; anticipated losses with respect to the Company's investment in Grain; changes in the value of securities in the investment portfolio; changes in loan default and charge-off rates; fluctuations in real estate values; the adequacy of loan loss reserves; decreases in deposit levels necessitating increased borrowing to fund loans and investments; operational risks including, but not limited to, cybersecurity, fraud and natural disasters; changes in government regulation; changes in accounting standards and practices; the risk that intangibles recorded in the financial statements will become impaired; demand for loans in Ponce Bank’s market area; Ponce Bank’s ability to attract and maintain deposits; risks related to the implementation of acquisitions, dispositions, and restructurings; the risk that Ponce Financial Group, Inc. may not be successful in the implementation of its business strategy; changes in assumptions used in making such forward-looking statements and the risk factors described in Ponce Financial Group, Inc.’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q as filed with the Securities and Exchange Commission (the “SEC”), which are available at the SEC’s website, www.sec.gov. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this release. Ponce Financial Group, Inc. disclaims any obligation to publicly update or revise any forward-looking statements to reflect changes in underlying assumptions or factors, new information, future events or other changes, except as may be required by applicable law or regulation.

Ponce Financial Group, Inc. and Subsidiaries

Consolidated Statements of Financial Condition

(Dollars in thousands, except for share data)

	As of
	June 30,	March 31,	December 31,	September 30,	June 30,
	2023	2023	2022	2022	2022
ASSETS
Cash and due from banks:
Cash	$31,162	$26,951	$31,977	$34,007	$24,934
Interest-bearing deposits	212,627	157,736	22,383	28,514	249,872
Total cash and cash equivalents	243,789	184,687	54,360	62,521	274,806
Available-for-sale securities, at fair value	123,720	128,320	129,505	131,977	140,044
Held-to-maturity securities, at amortized cost (1)	481,952	491,649	510,820	494,297	211,517
Placement with banks	996	1,245	1,494	2,490	2,490
Mortgage loans held for sale, at fair value	10,070	2,987	1,979	3,357	9,234
Loans receivable, net	1,695,047	1,614,428	1,493,127	1,392,553	1,324,320
Accrued interest receivable	16,054	15,435	15,049	14,063	13,255
Premises and equipment, net	16,856	17,215	17,446	17,759	18,945
Right of use assets	32,435	33,147	33,423	34,121	34,416
Federal Home Loan Bank of New York stock (FHLBNY), at cost	19,195	19,209	24,661	14,272	16,429
Deferred tax assets	15,924	15,413	16,137	13,822	9,658
Other assets	15,919	15,799	13,988	11,170	21,585
Total assets	$2,671,957	$2,539,534	$2,311,989	$2,192,402	$2,076,699
LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities:
Deposits	$1,442,013	$1,336,877	$1,252,412	$1,351,189	$1,148,728
Operating lease liabilities	33,716	34,308	34,532	35,081	35,217
Accrued interest payable	4,704	1,767	1,390	854	158
Advance payments by borrowers for taxes and insurance	12,402	14,902	9,724	10,589	8,668
Borrowings	682,100	648,375	517,375	286,375	334,375
Other liabilities	6,540	7,264	3,856	7,631	31,471
Total liabilities	2,181,475	2,043,493	1,819,289	1,691,719	1,558,617
Commitments and contingencies
Stockholders' Equity:
Preferred stock, $0.01 par value; 100,000,000 shares authorized	225,000	225,000	225,000	225,000	225,000
Common stock, $0.01 par value; 200,000,000 shares authorized	249	249	249	247	247
Treasury stock, at cost	(5,202)	(2)	(2)	—	—
Additional paid-in-capital	207,287	206,883	206,508	206,092	205,669
Retained earnings	94,312	94,399	92,955	102,169	116,907
Accumulated other comprehensive loss	(17,597)	(16,629)	(17,860)	(18,420)	(15,032)
Unearned compensation ─ ESOP	(13,567)	(13,859)	(14,150)	(14,405)	(14,709)
Total stockholders' equity	490,482	496,041	492,700	500,683	518,082
Total liabilities and stockholders' equity	$2,671,957	$2,539,534	$2,311,989	$2,192,402	$2,076,699

(1)
Included for the quarterly period ended June 30, 2023 and March 31, 2023 was $0.9 million and $0.8 million, respectively, related to the allowance for credit loss on held-to-maturity securities.

Ponce Financial Group, Inc. and Subsidiaries

Consolidated Statements of Operations

(Dollars in thousands, except per share data)

	Three Months Ended
	June 30,	March 31,	December 31,	September 30,	June 30,
	2023	2023	2022	2022	2022
Interest and dividend income:
Interest on loans receivable	$23,015	$19,700	$18,550	$17,058	$16,057
Interest on deposits due from banks	1,817	197	199	346	132
Interest and dividend on securities and FHLBNY stock	6,223	6,459	6,184	4,230	978
Total interest and dividend income	31,055	26,356	24,933	21,634	17,167
Interest expense:
Interest on certificates of deposit	2,381	1,871	1,310	687	677
Interest on other deposits	5,913	4,166	4,125	1,543	521
Interest on borrowings	6,479	5,074	3,332	1,793	481
Total interest expense	14,773	11,111	8,767	4,023	1,679
Net interest income	16,282	15,245	16,166	17,611	15,488
Provision (benefit) for credit losses	987	(174)	12,641	9,330	817
Net interest income after provision (benefit) for credit losses	15,295	15,419	3,525	8,281	14,671
Non-interest income:
Service charges and fees	481	491	481	464	445
Brokerage commissions	35	15	180	288	214
Late and prepayment charges	372	729	263	109	193
Income on sale of mortgage loans	82	99	7	116	200
Loan origination (1)	—	—	(557)	522	696
(Loss) gain on sale of premises and equipment	—	—	—	(436)	—
Other	522	485	63	514	431
Total non-interest income	1,492	1,819	437	1,577	2,179
Non-interest expense:
Compensation and benefits	7,425	7,446	6,501	7,377	6,911
Occupancy and equipment	3,724	3,570	3,928	3,611	3,237
Data processing expenses	1,208	1,192	1,114	994	824
Direct loan expenses	345	412	454	654	505
Provision for contingencies	517	985	(440)	519	30
Insurance and surety bond premiums	248	265	270	297	156
Office supplies, telephone and postage	489	399	375	369	406
Professional fees	1,904	1,455	1,571	1,251	1,748
Grain (recoveries) and write-off	(346)	(914)	(515)	8,881	1,500
Marketing and promotional expenses	303	128	256	214	52
Directors fees and regulatory assessment	160	155	196	188	167
Other operating expenses	1,112	1,268	2,055	1,061	1,031
Total non-interest expense	17,089	16,361	15,765	25,416	16,567
(Loss) income before income taxes	(302)	877	(11,803)	(15,558)	283
Provision (benefit) for income taxes	(215)	546	(2,589)	(820)	(488)
Net (loss) income	$(87)	$331	$(9,214)	$(14,738)	$771
Earnings (loss) per common share:
Basic	$(0.00)	$0.01	$(0.40)	$(0.64)	$0.03
Diluted	$(0.00)	$0.01	$(0.40)	$(0.64)	$0.03
Weighted average common shares outstanding:
Basic	23,208,168	23,293,013	23,168,097	23,094,859	23,056,559
Diluted	23,208,168	23,324,532	23,168,097	23,094,859	23,128,911

(1)
Amounts for the quarterly period ended December 31, 2022 include the reversal of $0.8 million of loan origination income that had been taken upfront in prior quarters of 2022 (as opposed to deferred over the life of the loan).

Ponce Financial Group, Inc. and Subsidiaries

Consolidated Statements of Operations

(Dollars in thousands, except per share data)

	For the Six Months Ended June 30,
	2023	2022	Variance $	Variance %
Interest and dividend income:
Interest on loans receivable	$42,715	$34,257	$8,458	24.69%
Interest on deposits due from banks	2,014	168	1,846	1,098.81%
Interest and dividend on securities and FHLBNY stock	12,682	1,760	10,922	620.57%
Total interest and dividend income	57,411	36,185	21,226	58.66%
Interest expense:
Interest on certificates of deposit	4,252	1,480	2,772	187.30%
Interest on other deposits	10,079	805	9,274	1,152.05%
Interest on borrowings	11,553	1,074	10,479	975.70%
Total interest expense	25,884	3,359	22,525	670.59%
Net interest income	31,527	32,826	(1,299)	(3.96%)
Provision for credit losses	813	2,075	(1,262)	(60.82%)
Net interest income after provision for credit losses	30,714	30,751	(37)	(0.12%)
Non-interest income:
Service charges and fees	972	885	87	9.83%
Brokerage commissions	50	552	(502)	(90.94%)
Late and prepayment charges	1,101	251	850	338.65%
Income on sale of mortgage loans	181	618	(437)	(70.71%)
Loan origination	—	1,321	(1,321)	(100.00%)
Other	1,007	778	229	29.43%
Total non-interest income	3,311	4,405	(1,094)	(24.84%)
Non-interest expense:
Compensation and benefits	14,871	14,036	835	5.95%
Occupancy and equipment	7,294	6,429	865	13.45%
Data processing expenses	2,400	1,671	729	43.63%
Direct loan expenses	757	1,379	(622)	(45.11%)
Provision for contingencies	1,502	47	1,455	3,095.74%
Insurance and surety bond premiums	513	303	210	69.31%
Office supplies, telephone and postage	888	811	77	9.49%
Professional fees	3,359	3,082	277	8.99%
Contribution to the Ponce De Leon Foundation	—	4,995	(4,995)	(100.00%)
Grain (recoveries) and write-off	(1,260)	9,574	(10,834)	(113.16%)
Marketing and promotional expenses	431	123	308	250.41%
Directors fees and regulatory assessment	315	321	(6)	(1.87%)
Other operating expenses	2,380	1,870	510	27.27%
Total non-interest expense	33,450	44,641	(11,191)	(25.07%)
Income (loss) before income taxes	575	(9,485)	10,060	(106.06%)
Provision (benefit) for income taxes	331	(3,436)	3,767	(109.63%)
Net income (loss)	$244	$(6,049)	$6,293	(104.03%)
Earnings (loss) per common share:
Basic	$0.01	$(0.27)	$0.28	(103.86%)
Diluted	$0.01	$(0.27)	$0.28	(103.85%)
Weighted average common shares outstanding:
Basic	23,250,357	22,243,776	1,006,581	4.53%
Diluted	23,275,201	22,243,776	1,031,425	4.64%

Ponce Financial Group, Inc. and Subsidiaries

Key Metrics

	At or for the Three Months Ended
	June 30,	March 31,	December 31,	September 30,	June 30,
	2023	2023	2022	2022	2022
Performance Ratios:
Return on average assets (1)	(0.01%)	0.06%	(1.62%)	(2.80%)	0.17%
Return on average equity (1)	(0.07%)	0.27%	(7.28%)	(11.25%)	1.01%
Net interest rate spread (1) (2)	1.66%	1.78%	2.13%	3.08%	3.67%
Net interest margin (1) (3)	2.65%	2.75%	2.97%	3.59%	3.92%
Non-interest expense to average assets (1)	2.65%	2.79%	2.78%	4.83%	3.73%
Efficiency ratio (4)	96.15%	95.88%	94.95%	132.46%	93.77%
Average interest-earning assets to average interest- bearing liabilities	141.14%	148.20%	152.30%	162.67%	158.80%
Average equity to average assets	19.21%	20.91%	22.32%	24.90%	17.32%
Capital Ratios:
Total capital to risk weighted assets (Bank only)	26.30%	27.54%	30.53%	33.39%	36.00%
Tier 1 capital to risk weighted assets (Bank only)	25.05%	26.28%	29.26%	32.13%	34.75%
Common equity Tier 1 capital to risk-weighted assets (Bank only)	25.05%	26.28%	29.26%	32.13%	34.75%
Tier 1 capital to average assets (Bank only)	17.95%	19.51%	20.47%	22.91%	28.79%
Asset Quality Ratios:
Allowance for credit losses on loans as a percentage of total loans	1.64%	1.77%	2.27%	1.77%	1.31%
Allowance for credit losses on loans as a percentage of nonperforming loans	167.06%	149.73%	252.33%	118.43%	94.05%
Net (charge-offs) recoveries to average outstanding loans (1)	(0.41%)	(0.57%)	(0.85%)	(0.52%)	(0.05%)
Non-performing loans as a percentage of total gross loans	0.98%	1.18%	0.90%	1.50%	1.39%
Non-performing loans as a percentage of total assets	0.63%	0.76%	0.59%	0.97%	0.90%
Total non-performing assets as a percentage of total assets	0.63%	0.76%	0.59%	0.97%	0.90%
Total non-performing assets and accruing troubled debt restructured loans as a percentage of total assets	0.83%	0.93%	0.78%	1.16%	1.14%
Other:
Number of offices	19	19	19	19	19
Number of full-time equivalent employees	244	251	253	257	253

(1)
Annualized where appropriate.
(2)
Net interest rate spread represents the difference between the weighted average yield on interest-earning assets and the weighted average rate of interest-bearing liabilities.
(3)
Net interest margin represents net interest income divided by average total interest-earning assets.
(4)
Efficiency ratio represents noninterest expense divided by the sum of net interest income and noninterest income.

Ponce Financial Group, Inc. and Subsidiaries

Securities Portfolio

	June 30, 2023				December 31, 2022
		Gross	Gross			Gross	Gross
	Amortized	Unrealized	Unrealized		Amortized	Unrealized	Unrealized
	Cost	Gains	Losses	Fair Value	Cost	Gains	Losses	Fair Value
	(in thousands)				(in thousands)
Available-for-Sale Securities:
U.S. Government Bonds	$2,988	$—	$(279)	$2,709	$2,985	$—	$(296)	$2,689
Corporate Bonds	25,807	—	(2,784)	23,023	25,824	—	(2,465)	23,359
Mortgage-Backed Securities:
Collateralized Mortgage Obligations (1)	42,128	—	(6,724)	35,404	44,503	—	(6,726)	37,777
FHLMC Certificates	10,742	—	(1,636)	9,106	11,310	—	(1,676)	9,634
FNMA Certificates	64,298	—	(10,931)	53,367	67,199	—	(11,271)	55,928
GNMA Certificates	114	—	(3)	111	122	—	(4)	118
Total available-for-sale securities	$146,077	$—	$(22,357)	$123,720	$151,943	$—	$(22,438)	$129,505

Held-to-Maturity Securities:
U.S. Agency Bonds	$25,000	$—	$(455)	$24,545	$35,000	$—	$(380)	$34,620
Corporate Bonds	82,500	25	(2,978)	79,547	82,500	57	(3,819)	78,738
Mortgage-Backed Securities:
Collateralized Mortgage Obligations (1)	224,312	—	(7,312)	217,000	235,479	192	(5,558)	230,113
FHLMC Certificates	3,948	—	(291)	3,657	4,120	—	(268)	3,852
FNMA Certificates	125,943	—	(5,828)	120,115	131,918	—	(5,227)	126,691
SBA Certificates	21,111	79	—	21,190	21,803	34	—	21,837
Allowance for Credit Losses	(862)	—	—	—	—	—	—	—
Total held-to-maturity securities	$481,952	$104	$(16,864)	$466,054	$510,820	$283	$(15,252)	$495,851

(1)
Comprised of Federal Home Loan Mortgage Corporation (“FHLMC”), Federal National Mortgage Association (“FNMA”) and Ginnie Mae (“GNMA”) issued securities.

The following table presents the activity in the allowance for credit losses for held-to-maturity securities.

	For the Six Months Ended June 30,
	2023	2022
Beginning balance	$—	$—
CECL adoption	662	—
Provision for credit losses	200	—
Allowance for credit losses on securities	$862	$—

Ponce Financial Group, Inc. and Subsidiaries

Loan Portfolio

	As of
	June 30,		March 31,		December 31,		September 30,		June 30,
	2023		2023		2022		2022		2022
	Amount	Percent	Amount	Percent	Amount	Percent	Amount	Percent	Amount	Percent
	(Dollars in thousands)
Mortgage loans:
1-4 family residential
Investor Owned	$351,754	20.43%	$354,559	21.60%	$343,968	22.54%	$336,667	23.79%	$321,671	24.02%
Owner-Occupied	154,116	8.94%	149,481	9.10%	134,878	8.84%	112,749	7.97%	100,048	7.47%
Multifamily residential	550,033	31.94%	553,430	33.71%	494,667	32.42%	421,917	29.81%	396,470	29.60%
Nonresidential properties	317,416	18.43%	314,560	19.17%	308,043	20.19%	282,642	19.97%	279,877	20.90%
Construction and land	315,843	18.34%	235,157	14.33%	185,018	12.13%	197,437	13.95%	165,425	12.35%
Total mortgage loans	1,689,162	98.08%	1,607,187	97.91%	1,466,574	96.12%	1,351,412	95.49%	1,263,491	94.34%
Non-mortgage loans:
Business loans (1)	21,041	1.22%	19,890	1.21%	39,965	2.62%	41,398	2.92%	45,720	3.41%
Consumer loans (2)	11,958	0.70%	14,227	0.88%	19,129	1.26%	22,563	1.59%	30,198	2.25%
Total non-mortgage loans	32,999	1.92%	34,117	2.09%	59,094	3.88%	63,961	4.51%	75,918	5.66%
Total loans, gross	1,722,161	100.00%	1,641,304	100.00%	1,525,668	100.00%	1,415,373	100.00%	1,339,409	100.00%
Net deferred loan origination costs	1,059		2,099		2,051		2,288		2,446
Allowance for credit losses on loans	(28,173)		(28,975)		(34,592)		(25,108)		(17,535)
Loans, net	$1,695,047		$1,614,428		$1,493,127		$1,392,553		$1,324,320

(1)
As of June 30, 2023, March 31, 2023, December 31, 2022, September 30, 2022 and June 30, 2022, business loans include $3.2 million, $3.6 million, $20.0 million, $24.7 million and $30.8 million, respectively, of PPP loans.
(2)
As of June 30, 2023, March 31, 2023, December 31, 2022, September 30, 2022 and June 30, 2022, consumer loans include $11.2 million, $13.4 million, $18.2 million, $21.5 million and $28.3 million, respectively, of loans originated by the Bank pursuant to its arrangement with Grain.

Ponce Financial Group, Inc. and Subsidiaries

Grain Loan Exposure

Grain Technologies, Inc. ("Grain") Total Exposure as of June 30, 2023
(in thousands)
Receivable from Grain
Microloans originated - put back to Grain (inception-to-June 30, 2023)	$24,324
Write-downs, net of recoveries (inception-to-date as of June 30, 2023)	(15,679)
Cash receipts from Grain (inception-to-June 30, 2023)	(6,819)
Grant/reserve	(1,826)
Net receivable as of June 30, 2023	$—
Microloan receivables from Grain Borrowers
Grain originated loans receivable as of June 30, 2023	$11,213
Allowance for credit losses on loans as of June 30, 2023 (1)	(9,786)
Microloans, net of allowance for credit losses on loans as of June 30, 2023	$1,427
Investments
Investment in Grain	$1,000
Investment in Grain write-off in Q3 2022	(1,000)
Investment in Grain as of June 30, 2023	—
Total exposure to Grain as of June 30, 2023	$1,427

(1) Includes $0.3 million for allowance for unused commitments on the $2.4 million of unused commitments available to Grain originated borrowers reported in other liabilities in the accompanying Consolidated Statements of Financial Conditions. Excludes $1.3 million of security deposits by Grain originated borrowers reported in deposits in the accompanying Consolidated Statements of Financial Conditions.

Ponce Financial Group, Inc. and Subsidiaries

Allowance for Credit Losses on Loans

	For the Three Months Ended
	June 30,	March 31,	December 31,	September 30,	June 30,
	2023	2023	2022	2022	2022
	(Dollars in thousands)
Allowance for credit losses on loans at beginning of the period	$28,975	$34,592	$25,108	$17,535	$16,893
Provision (benefit) for credit losses on loans	934	(321)	12,641	9,330	817
Adoption of CECL	—	(3,090)	—	—	—
Charge-offs:
Mortgage loans:
1-4 family residences
Investor owned	—	—	—	—	—
Owner occupied	—	—	—	—	—
Multifamily residences	—	—	—	—	—
Nonresidential properties	—	—	—	—	—
Construction and land	—	—	—	—	—
Non-mortgage loans:
Business	—	—	—	—	—
Consumer	(1,931)	(2,569)	(3,659)	(1,799)	(450)
Total charge-offs	(1,931)	(2,569)	(3,659)	(1,799)	(450)
Recoveries:
Mortgage loans:
1-4 family residences
Investor owned	—	—	—	—	156
Owner occupied	—	—	—	39	—
Multifamily residences	—	—	—	—	—
Nonresidential properties	—	—	—	—	—
Construction and land	—	—	—	—	—
Non-mortgage loans:
Business	—	—	—	1	91
Consumer	195	363	502	2	28
Total recoveries	195	363	502	42	275
Net (charge-offs) recoveries	(1,736)	(2,206)	(3,157)	(1,757)	(175)
Allowance for credit losses on loans at end of the period	$28,173	$28,975	$34,592	$25,108	$17,535

Ponce Financial Group, Inc. and Subsidiaries

Deposits

	As of
	June 30,		March 31,		December 31,		September 30,		June 30,
	2023		2023		2022		2022		2022
	Amount	Percent	Amount	Percent	Amount	Percent	Amount	Percent	Amount	Percent
	(Dollars in thousands)
Demand	$266,545	18.48%	$282,741	21.15%	$289,149	23.08%	$288,654	21.37%	$284,462	24.77%
Interest-bearing deposits:
NOW/IOLA accounts	22,754	1.57%	21,735	1.63%	24,349	1.94%	28,799	2.13%	28,597	2.49%
Money market accounts	538,520	37.35%	408,404	30.55%	317,815	25.38%	360,293	26.66%	181,156	15.77%
Reciprocal deposits	100,919	7.00%	109,649	8.20%	114,049	9.11%	162,858	12.05%	151,264	13.17%
Savings accounts	119,635	8.30%	127,731	9.55%	130,432	10.41%	140,055	10.37%	139,244	12.12%
Total NOW, money market, reciprocal and savings accounts	781,828	54.22%	667,519	49.93%	586,645	46.84%	692,005	51.21%	500,261	43.55%
Certificates of deposit of $250K or more	83,646	5.80%	76,893	5.75%	70,113	5.60%	61,900	4.58%	65,157	5.67%
Brokered certificates of deposit (1)	98,729	6.85%	98,754	7.39%	98,754	7.89%	98,760	7.31%	62,650	5.45%
Listing service deposits (1)	20,258	1.40%	28,417	2.13%	35,813	2.86%	40,964	3.03%	48,953	4.26%
All other certificates of deposit less than $250K	191,007	13.25%	182,553	13.65%	171,938	13.73%	168,906	12.50%	187,245	16.30%
Total certificates of deposit	393,640	27.30%	386,617	28.92%	376,618	30.08%	370,530	27.42%	364,005	31.68%
Total interest-bearing deposits	1,175,468	81.52%	1,054,136	78.85%	963,263	76.92%	1,062,535	78.63%	864,266	75.23%
Total deposits	$1,442,013	100.00%	$1,336,877	100.00%	$1,252,412	100.00%	$1,351,189	100.00%	$1,148,728	100.00%
(1)
As of June 30, 2023, March 31, 2023, December 31, 2022, September 30, 2022, June 30, 2022, there were $3.3 million, $9.5 million, $13.6 million, $13.8 million, and $18.5 million, respectively, in individual listing service deposits amounting to $250,000 or more. All brokered certificates of deposit individually amounted to less than $250,000.

Ponce Financial Group, Inc. and Subsidiaries

Borrowings

	June 30,			December 31,
	2023			2022
	Scheduled Maturity	Redeemable at Call Date	Weighted Average Rate	Scheduled Maturity	Redeemable at Call Date	Weighted Average Rate
	(Dollars in thousands)
Overnight line of credit advance	$—	$—	—%	$6,000	$6,000	4.6%

Term advances ending:
2023	$7,000	$7,000	2.12	$178,375	$178,375	4.32
2024	354,000	354,000	4.53	50,000	50,000	4.75
2025	50,000	50,000	4.41	50,000	50,000	4.41
2026	—	—	—	—	—	—
2027	212,000	212,000	3.44	183,000	183,000	3.25
Thereafter	59,100	59,100	3.43	50,000	50,000	3.35
	$682,100	$682,100	4.06%	$517,375	$517,375	3.90%

Ponce Financial Group, Inc. and Subsidiaries

Nonperforming Assets

	As of Three Months Ended
	June 30,	March 31,	December 31,	September 30,	June 30,
	2023	2023	2022	2022	2022
	(Dollars in thousands)
Non-accrual loans:
Mortgage loans:
1-4 family residential
Investor owned	$296	$2,836	$2,844	$5,902	$3,460
Owner occupied	2,363	2,245	961	971	1,140
Multifamily residential	1,435	—	—	—	—
Nonresidential properties	—	—	—	778	1,162
Construction and land	11,721	11,906	7,567	10,660	10,817
Non-mortgage loans:
Business	—	40	—	359	—
Consumer	—	—	—	—	—
Total non-accrual loans (not including non-accruing troubled debt restructured loans)	$15,815	$17,027	$11,372	$18,670	$16,579

Non-accruing troubled debt restructured loans:
Mortgage loans:
1-4 family residential
Investor owned	$209	$213	$217	$221	$224
Owner occupied	840	2,020	2,027	2,215	1,746
Multifamily residential	—	—	—	—	—
Nonresidential properties	—	91	93	95	96
Construction and land	—	—	—	—	—
Non-mortgage loans:
Business	—	—	—	—	—
Consumer	—	—	—	—	—
Total non-accruing troubled debt restructured loans	1,049	2,324	2,337	2,531	2,066
Total non-accrual loans	$16,864	$19,351	$13,709	$21,201	$18,645

Accruing troubled debt restructured loans:
Mortgage loans:
1-4 family residential
Investor owned	$2,161	$2,185	$2,207	$2,228	$2,246
Owner occupied	2,353	1,310	1,328	1,254	2,019
Multifamily residential	—	—	—	—	—
Nonresidential properties	783	701	708	715	725
Construction and land	—	—	—	—	—
Non-mortgage loans:
Business	—	—	—	—	—
Consumer	—	—	—	—	—
Total accruing troubled debt restructured loans	$5,297	$4,196	$4,243	$4,197	$4,990
Total non-performing assets and accruing troubled debt restructured loans	$22,161	$23,547	$17,952	$25,398	$23,635
Total non-performing loans to total gross loans	0.98%	1.18%	0.90%	1.50%	1.39%
Total non-performing assets to total assets	0.63%	0.76%	0.59%	0.97%	0.90%
Total non-performing assets and accruing troubled debt restructured loans to total assets	0.83%	0.93%	0.78%	1.16%	1.14%

Ponce Financial Group, Inc. and Subsidiaries

Average Balance Sheets

	For the Three Months Ended June 30,
	2023			2022
	Average			Average
	Outstanding		Average	Outstanding		Average
	Balance	Interest	Yield/Rate (1)	Balance	Interest	Yield/Rate (1)
	(Dollars in thousands)
Interest-earning assets:
Loans (2)	$1,683,117	$23,015	5.48%	$1,318,400	$16,057	4.89%
Securities (3)	614,598	5,731	3.74%	155,939	908	2.34%
Other (4) (5)	164,509	2,309	5.63%	109,755	202	0.74%
Total interest-earning assets	2,462,224	31,055	5.06%	1,584,094	17,167	4.35%
Non-interest-earning assets (5)	121,169			145,308
Total assets	$2,583,393			$1,729,402
Interest-bearing liabilities:
NOW/IOLA	$22,280	$8	0.14%	$32,321	$14	0.17%
Money market	539,020	5,874	4.37%	338,984	474	0.56%
Savings	122,802	29	0.09%	136,755	31	0.09%
Certificates of deposit	393,754	2,381	2.43%	387,129	677	0.70%
Total deposits	1,077,856	8,292	3.09%	895,189	1,196	0.54%
Advance payments by borrowers	16,967	2	0.05%	12,359	2	0.06%
Borrowings	649,652	6,479	4.00%	89,965	481	2.14%
Total interest-bearing liabilities	1,744,475	14,773	3.40%	997,513	1,679	0.68%
Non-interest-bearing liabilities:
Non-interest-bearing demand	299,707	—		359,181	—
Other non-interest-bearing liabilities	42,906	—		67,220	—
Total non-interest-bearing liabilities	342,613	—		426,401	—
Total liabilities	2,087,088	14,773		1,423,914	1,679
Total equity	496,305			305,488
Total liabilities and total equity	$2,583,393		3.40%	$1,729,402		0.68%
Net interest income		$16,282			$15,488
Net interest rate spread (6)			1.66%			3.67%
Net interest-earning assets (7)	$717,749			$586,581
Net interest margin (8)			2.65%			3.92%
Average interest-earning assets to interest-bearing liabilities			141.14%			158.80%

(1)
Annualized where appropriate.
(2)
Loans include loans and mortgage loans held for sale, at fair value.
(3)
Securities include available-for-sale securities and held-to-maturity securities.
(4)
Includes FHLBNY demand account, FHLBNY stock dividends and FRB demand deposits.
(5)
FRB demand deposits for prior period have been reclassified for consistency.
(6)
Net interest rate spread represents the difference between the weighted average yield on interest-earning assets and the weighted average rate of interest-bearing liabilities.
(7)
Net interest-earning assets represent total interest-earning assets less total interest-bearing liabilities.
(8)
Net interest margin represents net interest income divided by average total interest-earning assets.

Ponce Financial Group, Inc. and Subsidiaries

Average Balance Sheets

	For the Six Months Ended June 30,
	2023			2022
	Average			Average
	Outstanding		Average	Outstanding		Average
	Balance	Interest	Yield/Rate (1)	Balance	Interest	Yield/Rate
	(Dollars in thousands)
Interest-earning assets:
Loans (2)	$1,627,939	$42,715	5.29%	$1,321,897	$34,257	5.23%
Securities (3)	622,822	11,806	3.82%	147,066	1,625	2.23%
Other (4) (5)	106,812	2,890	5.46%	108,094	303	0.57%
Total interest-earning assets	2,357,573	57,411	4.91%	1,577,057	36,185	4.63%
Non-interest-earning assets (5)	122,083			151,047
Total assets	$2,479,656			$1,728,104
Interest-bearing liabilities:
NOW/IOLA	$22,804	$17	0.15%	$32,700	$30	0.19%
Money market	494,385	9,998	4.08%	329,448	709	0.43%
Savings	125,823	59	0.09%	136,084	63	0.09%
Certificates of deposit	387,592	4,252	2.21%	403,028	1,480	0.74%
Total deposits	1,030,604	14,326	2.80%	901,260	2,282	0.51%
Advance payments by borrowers	14,954	5	0.07%	11,091	3	0.05%
Borrowings	587,026	11,553	3.97%	102,258	1,074	2.12%
Total interest-bearing liabilities	1,632,584	25,884	3.20%	1,014,609	3,359	0.67%
Non-interest-bearing liabilities:
Non-interest-bearing demand	308,208	—		365,771	—
Other non-interest-bearing liabilities	42,451	—		57,446	—
Total non-interest-bearing liabilities	350,659	—		423,217	—
Total liabilities	1,983,243	25,884		1,437,826	3,359
Total equity	496,413			290,278
Total liabilities and total equity	$2,479,656		3.20%	$1,728,104		0.67%
Net interest income		$31,527			$32,826
Net interest rate spread (6)			1.71%			3.96%
Net interest-earning assets (7)	$724,989			$562,448
Net interest margin (8)			2.70%			4.20%
Average interest-earning assets to
interest-bearing liabilities			144.41%			155.43%

(1)
Annualized where appropriate.
(2)
Loans include loans and mortgage loans held for sale, at fair value.
(3)
Securities include available-for-sale securities and held-to-maturity securities.
(4)
Includes FHLBNY demand account, FHLBNY stock dividends and FRB demand deposit.
(5)
FRB demand deposits for prior period have been reclassified for consistency.
(6)
Net interest rate spread represents the difference between the weighted average yield on interest-earning assets and the weighted average rate of interest-bearing liabilities.
(7)
Net interest-earning assets represent total interest-earning assets less total interest-bearing liabilities.
(8)
Net interest margin represents net interest income divided by average total interest-earning assets.

Ponce Financial Group, Inc. and Subsidiaries

Other Data

	As of
	June 30,	March 31,	December 31,	September 30,	June 30,
	2023	2023	2022	2022	2022
Other Data
Common shares issued	24,886,711	24,865,476	24,861,329	24,728,460	24,724,274
Less treasury shares	617,924	1,976	1,976	—	—
Common shares outstanding at end of period	24,268,787	24,863,500	24,859,353	24,728,460	24,724,274

Book value per common share	$10.94	$10.90	$10.77	$11.15	$11.85
Tangible book value per common share	$10.94	$10.90	$10.77	$11.15	$11.85